EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

Earnings per common share were computed as follows:

                                                Six Months ended           Three Months ended
                                           -------------------------    -----------------------


                                             June 30,     June 30,       June 30,     June 30,
                                               1996         1995           1996         1995
Net loss applicable to common shares:      ($175,000)     ($99,000)     ($92,000)    ($53,000)
                                            =========      ========      ========     ========
Weighted average number of common
 shares and of common share equivalents:

  Weighted average common shares           21,919,218    21,286,301    22,156,301   21,286,301

  Common share equivalents pursuant
      to APB 15                             2,213,583       170,914     2,616,860      183,087
                                           ----------    ----------    ----------   ----------
Total primary weighted average number
  of common shares and common share
  equivalents                              24,132,801    21,457,215    24,773,161   21,469,388

Additional shares for full dilution
  pursuant to APB 15                          360,391             0       101,855            0
                                           ----------    ----------    ----------   ----------
Total fully diluted average number of
  common shares and common share
  equivalents                              24,493,192    21,457,215    24,875,016   21,469,388
                                            =========      ========      ========     ========
Net loss per share:

      Primary                                  ($0.01)       ($0.00)       ($0.00)      ($0.00)
                                            =========      ========      ========     ========
      Fully diluted                            ($0.01)       ($0.00)       ($0.00)      ($0.00)
                                            =========      ========      ========     ========